Exhibit 10.24

Execution Version

LIMITED WAIVER AND amendment No. 3 to CREDIT, SECURITY AND GUARANTY AGREEMENT (TERM LOAN)

This LIMITED WAIVER AND AMENDMENT NO. 3 TO CREDIT, SECURITY AND GUARANTY AGREEMENT (TERM LOAN) (this “Agreement”) is made as of November 24, 2023, by and among TELESIS BIO INC. (formerly known as Codex DNA, Inc.), a Delaware corporation (“Parent Borrower”), EtonBio, Inc., a California corporation (“EtonBio” and together with Parent Borrower, collectively, the “Borrowers” and each individually, a “Borrower”), MidCap Financial Trust, a Delaware statutory trust, as Agent (in such capacity, together with its successors and assigns, “Agent”) and the other financial institutions or other entities from time to time parties to the Credit Agreement referenced below, each as a Lender.

RECITALS

A.
Agent, Lenders, and the Credit Parties have entered into that certain Credit, Security and Guaranty Agreement (Term Loan), dated as of August 9, 2022 (as amended by that certain Amendment No. 1 to Credit, Security and Guaranty Agreement (Term Loan), dated as of November 1, 2022, as amended by that certain Amendment No. 2 to Credit, Security and Guaranty Agreement (Term Loan), dated as of June 30, 2023, and as further amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement” and as amended hereby and as it may be further amended, modified, supplemented and restated from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to make certain advances of money and to extend certain financial accommodations to Borrowers in the amounts and manner set forth in the Credit Agreement.

B.
Borrowers have notified Agent that an Event of Default has occurred under Section 10.1(a) of the Existing Credit Agreement due to Net Revenue for the Defined Period ending September 30, 2023 being less than the Applicable Minimum Net Revenue Threshold for such Defined Period in violation of the financial covenant in Section 6.1 of the Existing Credit Agreement (the “Subject Event of Default”).

C.
The Credit Parties, Agent and Lenders have agreed, on and subject to the terms and conditions set forth in this Agreement, to among other things, (i) waive the Subject Event of Default, (ii) amend the Applicable Minimum Net Revenue Threshold for certain Defined Periods, (iii) amend certain fees and (iv) amend certain other provisions of the Existing Credit Agreement related to the foregoing.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Lenders and the Credit Parties hereby agree as follows:

1.
Recitals. This Agreement shall constitute a Financing Document and the Recitals and each reference to the Credit Agreement, unless otherwise expressly noted, will be deemed to reference the Credit Agreement as amended hereby. The Recitals set forth above shall be construed as part of this Agreement as if set forth fully in the body of this Agreement and capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement (including those capitalized terms used in the Recitals hereto).

MidCap / Codex / Limited Waiver and Amendment No. 3 to Credit Agreement (Term Loan)

2.
Limited Waiver. Subject to the satisfaction of the conditions set forth in Section 5 below, and in reliance on the representations and warranties contained in Section 4 below, Agent and the Lenders hereby waive the Subject Event of Default. The limited waiver set forth in this Section 2 is effective solely for the purposes set forth herein and shall be limited precisely as written and shall not, except as expressly provided herein, be deemed to (a) be a consent to any amendment, waiver or modification of any term or condition of the Credit Agreement or of any other Financing Document; (b) prejudice any right that Agent or Lenders have or may have in the future under or in connection with the Credit Agreement or any other Financing Document; (c) constitute a consent to or waiver of any past, present or future Default or Event of Default (other than the Subject Event of Default) or other violation of any provisions of the Credit Agreement or any other Financing Documents; (d) create any obligation to forbear from taking any enforcement action, or to make any further extensions of credit; or (e) establish a custom or course of dealing among any of the Credit Parties, on the one hand, or Agent or any Lender, on the other hand.
3.
Amendments to Existing Credit Agreement. Subject to the terms and conditions of this Agreement, including, without limitation, the conditions to effectiveness set forth in Section 5 below, the Existing Credit Agreement is hereby amended as follows:
(a)
Section 1.1 of the Existing Credit Agreement is hereby amended to add the following definition of “Third Amendment”, “Third Amendment Effective Date” and “View-Access Post-Closing Period” in the appropriate alphabetical order therein:

““Third Amendment” means that certain Limited Waiver and Amendment No. 3 to Credit, Security and Guaranty Agreement (Term Loan), dated as of the Third Amendment Effective Date, by and among Borrowers, Agent and the Lenders party thereto.”

““Third Amendment Effective Date” means November 24, 2023.”

“View-Access Post-Closing Period” has the meaning ascribed to such term in the Third Amendment.”

(b)
The definition of “Applicable Minimum Net Revenue Threshold” contained in Section 1.1 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

““Applicable Minimum Net Revenue Threshold” means (a) for each applicable Defined Period ending on or before December 31, 2026, the minimum Net Revenue amount set forth on Schedule 6.1 attached hereto for such Defined Period and (b) for each applicable Defined Period ending after December 31, 2026, a minimum Net Revenue amount determined by Agent in its discretion based on financial statements and projections delivered to Agent in accordance with Section 4.1, which minimum Net Revenue amounts shall be notified to Borrower Representative by Agent in writing on or prior to February 15th of the year in which such Defined Period ends; provided that in no event shall the minimum Net Revenue amount for any applicable Defined Period be less than $10,187,275.”

(c)
The definition of “Obligations” contained in Section 1.1 of the Existing Credit Agreement is hereby amended to add the following sentence at the end thereof:

“Obligations does not include obligations under any warrants issued to Agent or a Lender or any of their Affiliates.”

MidCap / Codex / Limited Waiver and Amendment No. 3 to Credit Agreement (Term Loan)

(d)
Section 2.2(h) of the Existing Credit Agreement is hereby amended and restated as follows:

“(h) Prepayment Fee. If any advance under the Term Loan is prepaid at any time, in whole or in part, for any reason (whether by voluntary prepayment by Borrower, by mandatory prepayment by Borrower, by reason of the occurrence of an Event of Default or otherwise, or if the Term Loan shall become accelerated (including any automatic acceleration due to the occurrence of an Event of Default described in Section 10.1(f)) or otherwise) and due and payable in full, Borrowers shall pay to Agent, for the benefit of all Lenders committed to make Term Loan advances, as compensation for the costs of such Lenders making funds available to Borrowers under this Agreement, a prepayment fee (the “Prepayment Fee”) calculated in accordance with this subsection. The Prepayment Fee in respect of the Term Loans shall be equal to an amount determined by multiplying the principal amount being prepaid (or required to be prepaid, if such amount is greater) by the following applicable percentage amount: (w) one percent (1.00%) if such prepayment occurs after the Third Amendment Effective Date. The Prepayment Fee shall not apply to or be assessed upon any prepayment made by Borrowers if such payments were (x) required by Agent to be made pursuant to Section 2.1(a)(ii)(B) subpart (i) (relating to casualty proceeds), or subpart (ii) (relating to payments exceeding the Maximum Lawful Rate) or (y) required to be made pursuant to Section 6(a) of the Third Amendment. All fees payable pursuant to this paragraph shall be deemed fully earned as of the Closing Date are non-refundable once paid.”

(e)
Section 5.14(b) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(b) Credit Parties represent and warrant that Schedule 5.14 to the Disclosure Letter lists all of the Deposit Accounts and Securities Accounts of each Credit Party as of the Closing Date and as of the date on which each Compliance Certificate is delivered. The provisions of this Section requiring Deposit Account Control Agreements shall not apply to (a) Deposit Accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Credit Parties’ employees and identified to Agent by Credit Parties as such, (b) Deposit Accounts or Securities Accounts holding cash or Cash Equivalents described in clause (o) of the definition Permitted Liens (and subject to the cap set forth therein), and (c) other Deposit Accounts to the extent that the aggregate balance held in all such Deposit Accounts does not exceed $25,000 at any time (such accounts, “Excluded Accounts”).”

(f)
Section 5.14 of the Existing Credit Agreement is hereby amended to add the following as a new Section 5.14(d) therein immediately after Section 5.14(c) in the Existing Credit Agreement:

“(d) Credit Parties shall, at all times following the expiration of the View-Access Post-Closing Period, provide Agent with satisfactory electronic, “view-only” access to the Credit Parties’ Deposit Accounts and Securities Accounts.”

(g)
Article 13 of the Existing Credit Agreement is hereby amended to add the following as a new Section 13.5 therein immediately after Section 13.4 in the Existing Credit Agreement:

“Section 13.5 Warrants. Notwithstanding anything to the contrary herein, any warrants issued to the Lenders (or any designated Affiliate thereof) by any Credit Party, the stock issuable thereunder, any equity securities purchased by Lenders, any amounts paid

MidCap / Codex / Limited Waiver and Amendment No. 3 to Credit Agreement (Term Loan)

thereunder, any dividends, and any other rights in connection therewith shall not be subject to the terms and conditions of this Agreement. Nothing herein shall affect any Lender’s rights under any such warrants, stock, or other equity securities to administer, manage, transfer, assign, or exercise such warrants, stock, or other equity securities for its own account.”

(h)
Schedule 6.1 of the Existing Credit Agreement is hereby amended by deleting such schedule in its entirety and replacing it with Schedule 6.1 attached hereto.
4.
Representations and Warranties; Reaffirmation of Security Interest. Each Credit Party hereby confirms that, after giving effect to this Agreement, all of the representations and warranties set forth in the Credit Agreement are true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) with respect to such Credit Party as of the date hereof except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct in all material respects as of such earlier date (without duplication of any materiality qualifier in the text of such representation or warranty). Nothing herein is intended to impair or limit the validity, priority or extent of Agent’s security interests in and Liens on the Collateral. Each Credit Party acknowledges and agrees that the Credit Agreement, the other Financing Documents and this Agreement constitute the legal, valid and binding obligation of such Credit Party, and are enforceable against such Credit Party in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.
5.
Conditions to Effectiveness. This Agreement shall become effective as of the date on which each of the following conditions have been satisfied, as determined by Agent in its sole discretion:
(i)
Each Credit Party shall have delivered to Agent this Agreement executed by an authorized officer of such Credit Party;
(j)
Agent shall have received a duly executed copy of the Limited Waiver and Amendment No. 3 to Credit, Security and Guaranty Agreement (Revolving Loan), dated as of the date hereof, in respect of the Affiliated Credit Agreement;
(k)
Agent shall have received a duly executed copy of that certain Amended and Restated Fee Letter, dated as of the date hereof;
(l)
Agent shall have received a duly executed copy of the Warrant to Purchase Stock dated as of the date hereof;
(m)
Agent shall have received the prepayment of the Term Loans as set forth in Section 6(a) below;
(n)
Agent shall have received an updated Schedule 3.19 and Schedule 5.14 to the Disclosure Letter;
(o)
after giving effect to this Agreement all representations and warranties of Credit Parties contained herein shall be true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) as of the date hereof except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct in all material respects as of such earlier date (without duplication of any materiality qualifier in the text of such representation or warranty) (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof); and

MidCap / Codex / Limited Waiver and Amendment No. 3 to Credit Agreement (Term Loan)

(p)
prior to (except with respect to the Subject Event of Default) and after giving effect to the agreements set forth herein, no Default or Event of Default shall exist under any of the Financing Documents.
6.
Costs and Fees.
(a)
On or prior to the date hereof, Borrower shall prepay the Term Loans in an amount equal to Fifteen Million Dollars ($15,000,000) to be applied to the Obligations in accordance with Section 2.1(a)(iii) of the Credit Agreement.

(b)
Borrower agrees to promptly pay, or reimburse upon demand for, all reasonable and documented out-of-pocket costs and expenses of Agent (including, without limitation, the reasonable and documented fees, costs and expenses of counsel to Agent) in connection with the preparation, negotiation, execution and delivery of this Agreement and any other Financing Documents or other agreements prepared, negotiated, executed or delivered in connection with this Agreement.
7.
Post-Closing Obligations. Credit Parties hereby covenant and agree that (a) within ten (10) Business Days after the date hereof (or such later date as Agent may agree in its sole discretion) (such period the “View-Access Post-Closing Period”) Credit Parties shall provide Agent with satisfactory electronic “view-only” access to monitor the Credit Parties’ Deposit Accounts and Securities Accounts; provided that, on each day prior to Agent being provided with satisfactory “view-only” access for all of Credit Parties’ Deposit Accounts and Securities Accounts, Credit Parties shall deliver to Agent certified screen shots of the balance of each of the Credit Parties’ Deposit Accounts and Securities Accounts as of such date and (b) within five (5) Business Days after the date hereof (or such later date as Agent may agree in its sole discretion) Credit Parties shall deliver Deposit Account Control Agreements for each Deposit Account (other than Excluded Accounts) that is not subject to a Deposit Account Control Agreement in favor of Agent. Credit Parties agree that failure to comply with any of the requirements set forth in this Section 7 shall constitute an immediate and automatic Event of Default.
8.
Release. In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrowers, voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself and all of its respective parents, subsidiaries, affiliates, members, managers, predecessors, successors, and assigns, and each of its respective current and former directors, officers, shareholders, agents, and employees, and each of its respective predecessors, successors, heirs, and assigns (individually and collectively, the “Releasing Parties”) does hereby fully and completely release, acquit and forever discharge each of Agent, Lenders, and each their respective parents, subsidiaries, affiliates, members, managers, shareholders, directors, officers and employees, and each of their respective predecessors, successors, heirs, and assigns (individually and collectively, the “Released Parties”), of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown that the Releasing Parties (or any of them) has against the Released Parties or any of them (whether directly or indirectly), based in whole or in part on facts, whether or not now known, existing on or before the date hereof, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Financing Documents or transactions contemplated thereby or any actions or omissions in connection therewith or (ii) any aspect of the dealings or relationships between or among any Borrower, on the one hand, and any or all of the Released Parties, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof, in each case, based in whole or in part on facts, whether or not now known, existing before the date hereof. Each Borrower acknowledges that the foregoing release is a material inducement to Agent’s and each Lender’s decision to enter into this Agreement and agree to the

MidCap / Codex / Limited Waiver and Amendment No. 3 to Credit Agreement (Term Loan)

modifications contemplated hereunder, and has been relied upon by Agent and Lenders in connection therewith.
9.
No Waiver or Novation. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided in this Agreement, operate as a waiver of any right, power or remedy of Agent, nor constitute a waiver of any provision of the Credit Agreement, the Financing Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing. Other than with respect to the Subject Event of Default, nothing herein is intended or shall be construed as a waiver of any existing Defaults or Events of Default under the Credit Agreement or the other Financing Documents or any of Agent’s rights and remedies in respect of such Defaults or Events of Default. This Agreement (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement.
10.
Affirmation. Except as specifically amended pursuant to the terms hereof, each Credit Party hereby acknowledges and agrees that the Credit Agreement and all other Financing Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by such Credit Party. Each Credit Party covenants and agrees to comply with all of the terms, covenants and conditions of the Credit Agreement and the Financing Documents, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Agent’s or any Lender’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.
11.
Miscellaneous.
(a)
Reference to the Effect on the Credit Agreement. Upon the effectiveness of this Agreement, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of similar import shall mean and be a reference to the Credit Agreement, as amended by this Agreement. Except as specifically amended above, the Credit Agreement, and all other Financing Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by each Credit Party.
(b)
Governing Law. THIS AGREEMENT AND ALL DISPUTES AND OTHER MATTERS RELATING HERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).
(c)
Incorporation of Credit Agreement Provisions. The provisions contained in Section 11.6 (Indemnification), Section 13.8(b) (Submission to Jurisdiction) and Section 13.9 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.
(d)
Headings. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
(e)
Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument. Signatures by facsimile or by electronic mail delivery of an electronic version of any executed signature page shall bind the parties hereto.

MidCap / Codex / Limited Waiver and Amendment No. 3 to Credit Agreement (Term Loan)

(f)
Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.
(g)
Severability. In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
(h)
Successors/Assigns. This Agreement shall bind, and the rights hereunder shall inure to, the respective successors and assigns of the parties hereto, subject to the provisions of the Credit Agreement and the other Financing Documents.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

MidCap / Codex / Limited Waiver and Amendment No. 3 to Credit Agreement (Term Loan)

IN WITNESS WHEREOF, intending to be legally bound, the undersigned have executed this Agreement as of the day and year first hereinabove set forth.

AGENT: MIDCAP FINANCIAL TRUST,

as Agent

By: Apollo Capital Management, L.P.,

its investment manager

By: Apollo Capital Management GP, LLC,

its general partner

By:___________________________________
Name: Maurice Amsellem
Title: Authorized Signatory

[Signatures Continue on Following Page]

MidCap / Codex / Limited Waiver and Amendment No. 3 to Credit Agreement (Term Loan)

LENDERS:

MIDCAP FINANCIAL TRUST

By: Apollo Capital Management, L.P.,

its investment manager

By: Apollo Capital Management GP, LLC,

its general partner

By: ________________________________

 Name: Maurice Amsellem

 Title: Authorized Signatory

MIDCAP FUNDING XIII TRUST

By: Apollo Capital Management, L.P.,

its investment manager

By: Apollo Capital Management GP, LLC,

its general partner

By: ________________________________

 Name: Maurice Amsellem

 Title: Authorized Signatory

[Signatures Continue on Following Page]

MidCap / Codex / Limited Waiver and Amendment No. 3 to Credit Agreement (Term Loan)

LENDERS: ELM 2020-3 TRUST

By: MidCap Financial Services Capital Management, LLC, as Servicer

By:__________________________________
Name: John O’Dea
Title: Authorized Signatory

ELM 2020-4 TRUST

By: MidCap Financial Services Capital Management, LLC, as Servicer

By:__________________________________
Name: John O’Dea
Title: Authorized Signatory

[Signatures Continue on Following Page]

MidCap / Codex / Limited Waiver and Amendment No. 3 to Credit Agreement (Term Loan)

BORROWERS:

TELESIS BIO INC. By: Name: Todd R. Nelson Title: Chief Executive Officer
EtonBio, Inc. By: Name: Todd R. Nelson Title: Chief Executive Officer

MidCap / Codex / Limited Waiver and Amendment No. 3 to Credit Agreement (Term Loan)

Schedule 6.1 – Minimum Net Revenue

Defined Period Ending	Minimum Net Revenue Threshold
September 30, 2022	$14,000,000
December 31, 2022	$16,200,000
March 31, 2023	$18,000,000
June 30, 2023	$18,000,000
September 30, 2023	$19,000,000
December 31, 2023	$15,305,499
March 31, 2024	$12,063,249
June 30, 2024	$9,213,249
September 30, 2024	$6,195,500
December 31, 2024	$4,865,050
March 31, 2025	$4,424,100
June 30, 2025	$4,130,700
September 30, 2025	$4,894,300
December 31, 2025	$5,783,400
March 31, 2026	$6,793,175
June 30, 2026	$8,106,000
September 30, 2026	$8,960,800
December 31, 2026	$10,187,275

MidCap / Codex / Limited Waiver and Amendment No. 3 to Credit Agreement (Term Loan)